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                                 EXHIBIT 4.2.5

                             CERTIFICATE OF MERGER

                                       OF

                     ROBERTS PROPERTIES BENTLEY PLACE, L.P.

                                 WITH AND INTO

                      ROBERTS PROPERTIES RESIDENTIAL, L.P.

                                       1.

     The name and state of domicile of each of the constituent entities is as follows:

     Roberts Properties Bentley Place, L.P. - Georgia (limited partnership);
and
     Roberts Properties Residential, L.P. - Georgia (limited partnership).

                                       2.

     An agreement of merger has been approved by the requisite action by each of the constituent entities named above.

                                       3.

     The name of the surviving entity is Roberts Properties Residential, L.P.; the surviving entity is a Georgia limited partnership.

                                       4.

     The merger shall become effective on the date of filing of this Certificate of Merger; provided, however, that to the extent permitted by law the merger shall be effective as of and from and after the first day of the calendar month in which this Certificate of Merger is filed.

     IN WITNESS WHEREOF, the parties hereto have caused this Certificate of Merger to be duly executed as of the 21st day of March, 1996.



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
Signed, sealed and delivered     ROBERTS PROPERTIES RESIDENTIAL,
in the presence of:              L.P., a Georgia limited partnership

/s/  Anthony Shurtz
- -------------------              By: Roberts Realty Investors, Inc., its sole
Unofficial Witness               general partner

/s/  Michelle M. Ellingson       By: /s/  Charles S. Roberts
- --------------------------           --------------------------
Notary Public                        Charles S. Roberts, President

         (NOTARY SEAL)                          (CORPORATE SEAL)
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                      [EXECUTIONS CONTINUE ON NEXT PAGE.]


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
Signed, sealed and delivered in    ROBERTS PROPERTIES BENTLEY PLACE, L.P., a
the presence of:                   Georgia limited partnership

/s/  Anthony Shurtz
- -------------------------------
Unofficial Witness                 By: /s/  Charles S. Roberts
                                       -----------------------------------
                                       Charles S. Roberts, General Partner

/s/  Michelle M. Ellingson
- -------------------------------
Notary Public

          (NOTARY SEAL)

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